Horizon Technology Finance Names Michael P. Balkin as Chief Executive Officer

- Founders Robert D. Pomeroy, Jr. and Gerald A. Michaud to Retire; Mr. Pomeroy to Remain Chairman of the Board of Directors -

Farmington, Connecticut – May 15, 2025 – Horizon Technology Finance Corporation (NASDAQ: HRZN) (“Horizon” or “HRZN”) (the “Company”), an affiliate of Monroe Capital, and a leading specialty finance company that provides capital in the form of secured loans to venture capital and private equity backed and publicly traded companies in the technology, life science, healthcare information and services, and sustainability industries, announced today that, as part of the Company’s succession planning, Robert D. Pomeroy, Jr. will retire as Chief Executive Officer (“CEO”) of the Company and Gerald A. Michaud will retire as President of the Company, both effective June 5, 2025.

Concurrently, the Board of Directors of the Company (the “Board”) has appointed Michael P. Balkin to succeed Mr. Pomeroy as CEO of the Company. Mr. Pomeroy will remain Chairman and an interested member of the Board after his retirement. Mr. Michaud will remain involved with the company through the end of the year.

Having previously served as an independent director of the Company since June 2023, Mr. Balkin will build on the heritage of Horizon by continuing to grow the venture debt portfolio with a renewed focus on high quality, small-cap growth companies. As CEO of Horizon, Mr. Balkin will leverage his three decades of experience and expertise as a Partner and Co-Manager of the Small-Cap Growth Fund at William Blair and Partner and Chief Investment Officer at Magnetar Investment Management, a wholly-owned subsidiary of Magnetar Capital, a multi-strategy hedge fund.

“Mike’s knowledge and experience in investment and portfolio management and construction, as well as his more than three decades of work growing small-cap and technology companies as a portfolio manager and board member makes him an excellent choice to lead Horizon during its next phase of growth,” stated Mr. Pomeroy. “The Board and I believe Mike will lead the continued expansion of the Horizon platform and drive long-term value for HRZN’s stockholders, and we are excited to work with him.”

“I want to congratulate Rob and Jerry on their well-deserved retirements. They will remain a vital and active voice for Horizon in their respective continued roles,” said Theodore L. Koenig, Chairman and CEO of Monroe Capital. “This planned leadership succession reflects the vision of the Company’s management team and Board of Directors, who have worked collaboratively to ensure a seamless and effective transition of responsibilities. Mike is the right leader to guide Horizon into its next chapter.”

“I am honored to be stepping into the role of CEO of Horizon and build upon the solid foundation laid by Rob and Jerry’s team over the past 20+ years to further expand the Horizon platform,” said Mr. Balkin. “We will continue to focus on diversification, mitigation of risk and portfolio growth while remaining true to Horizon’s investment objective of maximizing return by generating current income from debt investments and capital appreciation from the warrants it receives when making debt investments.”

About Horizon Technology Finance

Horizon Technology Finance Corporation (NASDAQ: HRZN), externally managed by Horizon Technology Finance Management LLC, an affiliate of Monroe Capital, is a leading specialty finance company that provides capital in the form of secured loans to venture capital and private equity backed companies and publicly traded companies in the technology, life science, healthcare information and services, and sustainability industries. The investment objective of Horizon is to maximize its investment portfolio’s return by generating current income from the debt investments it makes and capital appreciation from the warrants it receives when making such debt investments. Horizon is headquartered in Farmington, Connecticut, with a regional office in Pleasanton, California, and investment professionals located throughout the U.S. Monroe Capital is a premier asset management firm specializing in private credit markets across various strategies, including direct lending, technology finance, venture debt, opportunistic, structured credit, real estate and equity. To learn more, please visit horizontechfinance.com.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Horizon’s filings with the Securities and Exchange Commission. Horizon undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts:

Investor Relations:

ICR

Garrett Edson

ir@horizontechfinance.com

(646) 200-8885

Media Relations:

ICR

Chris Gillick

HorizonPR@icrinc.com

(646) 677-1819